EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated February 3, 2004 (except for note 13 which is as of February 24, 2004), relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption Experts in the Prospectus.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

New York, NY

March 16, 2004